EXHIBIT 99.1

Red Robin Gourmet Burgers, Inc. Announces Leadership Transition

G.J. Hart to Step Down Following Transformative Tenure as President and Chief Executive Officer

Chairman David A. Pace Appointed as Successor

Anthony S. Ackil Appointed as Chairman of the Board

ENGLEWOOD, Colo., April 24, 2025 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) (“Red Robin” or the “Company”), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced that G.J. Hart will step down as President and Chief Executive Officer. After five-and-a-half years with the Company and the successful implementation of measures to elevate the guest experience and transform Red Robin into an operations-focused restaurant company, Mr. Hart will now transition to serving the industry through his various board commitments and mentoring the next generation of industry leaders.

David A. Pace, who currently serves as Chairman of the Board, will succeed Mr. Hart as President and CEO, effective immediately. Mr. Pace is a seasoned industry leader who will be focused on leading the Company through the next phase of its transformation. Mr. Hart will serve in an advisory capacity through September of this year to support a smooth transition.

In connection with this transition, Anthony S. Ackil, who currently serves as a Director on the Board, will succeed Mr. Pace as Chairman, also effective immediately. Mr. Pace will remain a member of the Board.

“It has been a privilege to lead such an iconic brand over the last two-and-a-half years. Together we have made important strides in strengthening the essential foundation of great food and great service, and I look at our progress with immense pride,” said Mr. Hart. “With key elements of the North Star plan now in place and as we close the books on another quarter of strong financial performance in the first quarter, we have reached a natural inflection point in Red Robin’s transformation, and I am confident that the Company is in great hands with Dave to lead the next phase of this journey. Dave and I have built a trusted, long-standing relationship, and I know that his knowledge of our industry is second-to-none. I look forward to our continued collaboration throughout the transition period to best position the Company for its next chapter.”

Mr. Pace has 35 years of leadership and turnaround experience in the food, beverage and retail industries. In addition to serving in multiple Board roles across our industry, he served as Co-CEO of Tastemaker Acquisition Corporation, a special purpose acquisition company focused on the restaurant, hospitality and related technology and service sectors, from 2020 to 2023. Mr. Pace previously served as CEO of Jamba Juice Inc., where he led the brand through a highly successful repositioning and tripled profit performance, and as President of Carrabba’s Italian Grill, where he oversaw broad operational changes, significant margin improvement and accelerated profit growth.

“We are confident in Dave’s ability to step into the role of CEO at a pivotal time for Red Robin as we work to reaccelerate growth and deliver long-term, sustainable value for shareholders,” said Allison Page, Chair of the Board’s Nominating and Governance Committee. “Through his tenure on the Board, Dave has a deep understanding of our business and is ideally positioned to lead the Company through our ongoing transformation and beyond. The Board and I believe that the Company will benefit from Dave’s extensive industry expertise as we continue to further strengthen our operations, in-restaurant guest experience and financial performance.”

“I’m excited to be named CEO to capture the significant opportunities ahead for Red Robin,” said Mr. Pace. “With a continued focus on delivering exceptional food and service and supporting our operators, I will be working with the team to enhance our marketing approach and re-invest in our facilities to increase guest engagement and grow traffic. Additionally, we will be working to build our overall financial strength, reduce our debt and increase our operating flexibility. At its core, the Red Robin business is strong, and through continued focus and execution, I am confident we will deliver significant value to our guests and shareholders.”

“On behalf of the full Board, I want to thank G.J. for all that he has done for Red Robin during his tenure both as CEO and as a member of the Board,” Mr. Pace continued. “Under G.J.’s leadership and the North Star plan, the Company has made critical investments in the quality of our offerings while also taking steps to reduce overall operating costs. His focus on improving hospitality and guest experience while building a winning culture has been integral to establishing the foundation upon which we can grow. We will continue to build upon the progress made under G.J.’s leadership, and I wish him all the best.”

First Quarter 2025 Outlook

The Company expects first quarter comparable restaurant sales to increase approximately 3%, in-line with previously communicated expectations, and now expects Adjusted EBITDA to exceed the previously communicated first quarter range of $18 million to $19 million. The Company expects to report full first quarter results in late May.

About David A. Pace

Mr. Pace has served on the Red Robin Board of Directors since August 2019 and was appointed Board Chair in November 2019. He brings 35 years of leadership and turnaround experience in the food, beverage and retail industries, among others. From 2020 to 2023, Mr. Pace served as Co-Chief Executive Officer of Tastemaker Acquisition Corporation, a special purpose acquisition company focusing on the restaurant, hospitality, and related technology and service sectors. From 2016 to 2018, he served as Chief Executive Officer of Jamba Juice, Inc., where he led the brand through a highly successful repositioning and tripled profit performance and ultimately a strategic sale of the company. Prior to that, he served as President of Carrabba’s Italian Grill, from 2014 to 2016, where he oversaw broad operational changes, significant margin improvement and accelerated profit growth. From 2010 to 2014, Mr. Pace served as the Executive Vice President and Chief Resource Officer at Bloomin’ Brands, the $4.1 billon parent company of Outback Steakhouse, where he was responsible for real estate development and human capital deployment across approximately 1,500 restaurants, 100,000 team members and five brands. Earlier in his career, Mr. Pace held various leadership positions at Starbucks Corporation, PepsiCo, and YUM! Brands, Inc., among others.

About Anthony S. Ackil

Mr. Ackil has served on the Red Robin Board of Directors since March 2020. He is an entrepreneur and restaurant industry executive who is the founder and CEO of Streetlight Ventures, a restaurant management and investment platform. Streetlight Ventures, supports, manages, acquires and invests in small to mid-sized restaurant brands. Streetlight Ventures currently owns 10 brands, consisting of over 100 restaurants across the East Coast, which include Burtons Bar and Grill, Margaritas, Red Heat American Tavern, Upper Crust Pizza, b.good, Anna’s Taqueria and Howling Wolf Taqueria. Previously from 2004 to 2018, Mr. Ackil served as CEO of b.good, a healthy fast casual brand that he founded and grew to over 80 locations. Earlier in his career, he worked as a consultant for IBM, focusing on internet strategy and corporate structure, and as a strategy consultant at PricewaterhouseCoopers. Mr. Ackil holds a B.A. in government from Harvard University

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com) is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. Sign up for the royal treatment by joining Red Robin Royalty® today and enjoy Bottomless perks and delicious rewards across nearly 500 Red Robin locations in the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!

Forward-Looking Statements

Forward-looking statements in this press release regarding the Company's strategies, priorities, plans with respect to financial strength, debt reduction, operational flexibility and otherwise, first quarter 2025 expectations and future performance, anticipated outcomes of the executive transition described in this press release, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to, the ability of the Company to achieve, and the effectiveness of, our strategies, priorities and plans, including the executive transaction described in this release; the effectiveness of the Company's strategic initiatives, including our "North Star" plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; the global and domestic economic and geopolitical environment; our ability to effectively compete in the industry and attract and retain Guests; the completion of normal accounting procedures and adjustments with respect to our results for the first quarter of 2025; and additional risk factors described in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For media relations questions:

Kathleen Bush, Red Robin Gourmet Burgers, Inc.

kbush@redrobin.com

(303) 846-5114

For investor relations questions:

Jeff Priester, ICR

jeff.priester@icrinc.com

(332) 242-4370